SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

Cutera, Inc.

(Name of Registrant as Specified in Its Charter)

Voce Capital Management LLC

Voce Catalyst Partners LP

Voce Capital LLC

J. Daniel Plants

David H. Mowry

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

David Mowry and J. Daniel Plants Share Letter of Support from Cutera Senior Leaders Sent to Company’s Board

10 Executives – Including 100% of Commercial Leadership – Sign Letter Endorsing Current Strategic Pathway the Company is On Under CEO Mowry and Executive Chairman Plants

Cutera Employees Highlight Danger of Disruption to Company’s Ability to Execute and to Valuable Relationships with Top Customers and KOLs

SAN FRANCISCO – April 11, 2023 – Today J. Daniel Plants, Founder and Chief Investment Officer of Voce Capital Management LLC and Executive Chairman of the Board of Directors (the “Board”) of Cutera, Inc. (Nasdaq: CUTR) (“Cutera” or the “Company”), and David Mowry, Cutera’s Chief Executive Officer and a Director – who together own approximately 7.0% of the outstanding shares of Cutera – shared a letter of support from Cutera senior employees that has been sent to the Company’s Board.

Recently, Mr. Plants and Mr. Mowry each disclosed that they have called for a Special Meeting of Stockholders (the “Special Meeting”) to reconstitute Cutera’s Board.

The full letter is below:

Dear Board of Directors,

The undersigned are members of Cutera’s senior management team. We respectfully write to you with only one goal: ensuring the future success of Cutera. Many of us have invested years of our careers in this Company, are significant stockholders, and have our annual compensation directly linked to the Company’s ability to reach its performance targets. We are well-aligned to helping Cutera achieve its full potential and deliver for all its stakeholders.

As you might imagine, we have been extremely concerned to learn about the current public conflict regarding Cutera’s Board. We have fielded difficult calls from customers and industry KOLs and have struggled to answer questions from our worried employees. While we understand that matters at the Board level can be complicated, we respectfully ask that you consider the impact these issues are having on our ability to do our jobs effectively, deliver for our customers and manage our people.

With this in mind, we want to share three important points that we hope the Board will consider:

1.	Cutera’s current strategic plan is working. While we believe change takes time to seep into the market, shifting our R&D investments to have “First mover” devices such as AviClear, aligns our business with that of our customers. Furthermore, the new business model is driving a true transformation of Cutera. We can continue to evolve and develop from this point forward, engaging medical dermatologists in their space and looking to create and effectively expand our core customer group. The shift to more procedural revenue tightly aligns our interests with that of the practice. And we have gained a line of sight into how these model changes can and will accelerate the evolution of Cutera's financial profile to include faster growth, improving margins, and greater predictability in the future.

Now is the time to leverage our momentum to grow the business. We can do this by empowering the leadership team to make course corrections from the learnings gathered. We can move quickly and overcome pockets of resistance and push through recent headwinds due to macro challenges. We are confident that the road we are on is the right one.

2.	Dave Mowry has earned our trust and respect since joining Cutera; Dan Plants and Dave Mowry are a highly cohesive and effective Executive team. Individually, they are visibly and completely committed to the Company, its people, and its customers. They are present and readily accessible to our employees, having invested the time to explain our shift in strategy and why it makes sense to the larger team. We respectfully urge you not to discount these relationships and the significant amount of goodwill they have engendered on behalf of Cutera over the last 12-15 months in particular.

3.	The physician-customers and the patients our products serve should come first. We respectfully ask you to resolve this issue as quickly as possible. Everything we do is ultimately to improve the lives of the patients that our products are used to treat. It’s not just good business; it is the mission on which Cutera’s culture is based. The sooner we can return to normal and fully focus on delivering our innovative products and services, the better for our employees, customers, and their patients.

Thank you for your consideration.

Sincerely,

Rohan Seth, Chief Financial Officer

Guy Thier, Chief Information Officer

Steve Kreider, SVP, Global Marketing

Mindy Huynh, VP, Strategy and Corporate Development

Srinivas Pinapati, VP, Operations

Stuart Drummond, VP, Corporate Controller

Greg Barker, VP, Corporate FP&A

TJ Huffman, VP, Capital Sales

Amy Ables, VP, Commercial Excellence

Amanda Rodner, VP, Key Account Management

***

Forward-Looking Statements and Third-Party Statements

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide investment advice.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Voce Capital Management LLC (“Voce Capital Management”) believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Voce Capital Management or the Company—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties are enumerated in the Company’s public filings. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the United States Securities and Exchange Commission (the “SEC”), including those listed under “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Voce Capital Management does not undertake any obligation to update or revise any forward-looking information or statements.

Funds managed by Voce Capital Management currently beneficially own shares of the Company. These funds are in the business of trading (i.e., buying and selling) securities and intend to continue trading in the securities of the Company. You should assume such funds will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Consequently, Voce Capital Management’s beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to Voce Capital Management’s views of the Company’s business, prospects, or valuation (including the market price of the Company’s shares), including, without limitation, other investment opportunities available to Voce Capital Management, concentration of positions in the portfolios managed by Voce Capital Management, conditions in the securities markets and general economic and industry conditions. Voce Capital Management also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Voce Capital Management has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Voce Parties (as defined below), together with the other Participants (as defined below), intend to file a preliminary proxy statement and accompanying proxy card with the SEC to be used to solicit votes in connection with a special meeting of stockholders of Cutera, Inc. (the “Company”) for the purpose of supporting proposals to remove and replace certain members of the Company’s Board of Directors.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The Participants in the solicitation are anticipated to be: (i) Voce Capital Management LLC, a California limited liability company (“Voce Capital Management”); (ii) Voce Catalyst Partners LP, a Delaware limited partnership (“Voce Catalyst Partners”); (iii) Voce Capital LLC, a Delaware limited liability company (“Voce Capital”); (iv) J. Daniel Plants, sole Managing Member of Voce Capital and a United States citizen (“Mr. Plants,” and together with Voce Capital Management and Voce Catalyst Partners, the “Voce Parties”); and (v) David H. Mowry, a United States citizen (“Mr. Mowry,” and together with the Voce Parties, the “Participants”).

As of the date hereof, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 1,483,632 shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”). Of the 1,483,632 Common Shares beneficially owned in the aggregate by the Participants, including the 100 Common Shares owned by Voce Catalyst Partners in record name, such Common Shares may be deemed to be beneficially owned as follows: (a) 1,210,224 Common Shares may be deemed to be beneficially owned by Voce Capital Management, by virtue of it being the investment advisor to certain investment funds, including Voce Catalyst Partners; (b) 1,210,224 Common Shares may be deemed to be beneficially owned by Voce Capital, by virtue of it being the sole managing member of Voce Capital Management; (c) 1,274,844 Common Shares (including 2,724 Common Shares underlying unvested restricted stock units (“RSUs”) and 14,748 Common Shares underlying options) may be deemed to be beneficially owned by Mr. Plants by virtue of him being the Managing Partner of Voce Capital Management; and (d) 208,788 Common Shares may be deemed to be beneficially owned by Mr. Mowry (including 23,174 Common Shares underlying unvested RSUs and 59,823 Common Shares underlying options). In addition, Voce Capital Management previously entered into a purchase agreement with the Company for the purchase of $10 million in aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2028.

Each of the Voce Parties expressly disclaims beneficial ownership of any Common Shares beneficially owned by Mr. Mowry. Mr. Mowry expressly disclaims beneficial ownership of any Common Shares beneficially owned by the Voce Parties.

Media Contact

Longacre Square Partners

Dan Zacchei / David Reingold

dzacchei@longacresquare.com / dreingold@longacresquare.com

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

emccarthy@dfking.com